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                                                                   EXHIBIT 23(a)

We consent to the incorporation by reference in the Registration Statement (Form S-8 dated April 25, 1997) pertaining to The LTV Corporation Amended and Restated Management Incentive Program of our report dated January 23, 1997, with respect to the consolidated financial statements of The LTV Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.



/s/ Ernst & YOung LLP

Cleveland, Ohio
April 24, 1997